UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2021
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-05560	04-2302115
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue	Irvine	California	92617
(Address of principal executive offices)			(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Approval of Fiscal Year 2022 Executive Incentive Plan

On December 15, 2021, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Skyworks Solutions, Inc. (the “Company”), approved the Fiscal Year 2022 Executive Incentive Plan (the “Incentive Plan”). The Incentive Plan establishes cash incentive awards that may be earned by senior management approved for participation in the Incentive Plan, including the named executive officers of the Company, based on the Company’s achievement of certain corporate performance metrics on a semi-annual basis during the Company’s 2022 fiscal year (the “Fiscal Year”). The Incentive Plan also establishes minimum performance metrics that must be achieved before any incentives are awarded under the Incentive Plan. The Incentive Plan’s semi-annual corporate goals, which are approved in advance by the Compensation Committee, involve achievement of certain revenue and non-GAAP operating income metrics during each of the semi-annual performance periods, the first consisting of the first half of the Fiscal Year and the second consisting of the second half of the Fiscal Year.
Under the Incentive Plan, the Company’s Chief Executive Officer (“CEO”) and its Senior Vice President and Chief Financial Officer are each eligible to earn cash incentive awards equaling, in the aggregate, one-hundred and sixty percent (160%) and one-hundred percent (100%), respectively, of their base salaries for the Fiscal Year if the Company achieves its target performance metrics in both performance periods, with the opportunity to earn up to a maximum of two (2) times their target awards to the extent the Company exceeds its target performance metrics in both performance periods. The Company’s Senior Vice President, Sales and Marketing, its Senior Vice President, General Counsel and Secretary, and its Senior Vice President, Human Resources (each a named executive officer of the Company within the meaning of the rules of the U.S. Securities and Exchange Commission) are each eligible to earn cash incentive awards equaling, in the aggregate, eighty percent (80%) of their base salaries for the Fiscal Year if the Company achieves its target performance metrics in both performance periods, with the opportunity to earn up to a maximum of two (2) times their target awards to the extent the Company exceeds its target performance metrics in both performance periods. Upon completion of the first six months of the Fiscal Year, the Compensation Committee will determine the extent to which the Company’s performance metrics for the first performance period were attained, review the CEO’s recommended payouts under the Incentive Plan, and approve any awards made under the Incentive Plan. At that time, the Compensation Committee will also approve the performance metrics for the second performance period. Upon completion of the Fiscal Year, the Compensation Committee will complete the same approval process with respect to awards to be made for the second performance period. Payments with respect to the first performance period will be capped at 100% of the target level attributable to the applicable metric, with any amounts over the target level to be held back and paid after the end of the Fiscal Year provided that the Company meets its minimum performance threshold for the Fiscal Year. In addition, the Compensation Committee has discretion to approve the issuance of the Company’s common stock in lieu of cash for all, or a part of, an award that is made under the Incentive Plan and to make other adjustments in extraordinary circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

December 17, 2021	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary